Exhibit 99.1

The First Bancorp Reports Record Quarterly Net Income

DAMARISCOTTA, ME, April 22, 2015 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the three months ended March 31, 2015. Net income was $4.2 million, up $747,000 or 21.8% from the first quarter of 2014 and earnings per common share on a fully diluted basis of $0.39 were up $0.07 or 21.9% from the first quarter of 2014.
“Net income for the first quarter of 2015 was the best quarterly income reported in the Company’s history,” Tony C. McKim, the Company’s President and Chief Executive Officer observed, “$67,000 or 1.6% above the previous record of $4.1 million set in the third quarter of 2014. Two of the factors responsible for our 2014 full-year record results continued into the first quarter of 2015: good loan growth and controlled operating expenses. In addition, the Board of Directors voted to maintain the quarterly dividend in March at 21 cents per share.
“After several years of low loan demand, healthy loan growth was the highlight of the first quarter in 2015,” noted President McKim. “Total loans have increased $21.6 million or 2.4% year to date, and year over year, total loans are up $70.3 million or 8.1%. We have seen good growth in all sectors of the loan portfolio, with commercial loans posting the highest increase in outstanding balances.
“At the same time, credit quality continues to show significant improvement” President McKim continued. “Non-performing assets continue to improve and stood at 0.91% of total assets as of March 31, 2015 - the lowest level we have seen since the third quarter of 2008. This is well below the 1.30% we saw in non-performing assets a year ago, and down from 0.97% at year end. Past-due loans were 1.27% of total loans at March 31, 2015, down slightly from 1.29% at the end of 2014.
“Our provision for loan losses was $500,000 in the first three months of 2015,” President McKim said, “a $100,000 increase from the $400,000 we provisioned in the first three months of 2014. The allowance for loan losses stood at 1.09% of total loans as of March 31, 2015, down from 1.13% at December 31, 2014 and from 1.34% a year ago. At the same time, other credit-related costs - including expenses for collections, foreclosure and foreclosed properties - were $136,000 for the first three months of 2015 compared to $204,000 for the first three months of 2014.

“The decrease in other credit-related costs was a factor in keeping the increase in non-interest expense for the first three months of 2015 to $13,000 or 0.2% compared to the first three months of 2014,” President McKim noted. “At the same time, noninterest income was up $1.3 million or 56.9% as a result of booking $1.4 million of securities gains in the first quarter of 2015. With significant volatility in long-term rates in the past three months, Management took advantage of lower long-term rates and booked these gains at an opportune time.
“As a result of the securities sales and resultant gain, the Company’s total assets decreased $23.3 million or 1.6% from year end,” said President McKim. “Fortunately, our strong loan demand has partially offset the $42.4 million drop in the investment portfolio. Management expects this will be replenished with continued loan growth and purchases of new investment securities in the next two to three quarters. On the funding side of the balance sheet, low-cost deposits are up $65.8 million or 16.4% year-over-year, replacing certificates of deposits and borrowed funds which have decreased $102.1 million or 13.4% year-over-year. Our funding mix remains strong, with wholesale funding at 29.76% as of March 31, 2015.”
“At the same time the Company booked securities gains, the volatility in long-term rates also provided an opportunity to extend the term of $55.0 million of borrowings at very favorable rates,” commented F. Stephen Ward, the Company’s Chief Financial Officer. “Although these are higher-cost sources of funding, this extension reduces the Company’s interest rate risk in a rising rate environment. Net interest income on a tax-equivalent basis for the first three months of 2015 was down $148,000 compared to the first three months of 2014. Lower levels of earning assets were responsible for $127,000 of the decrease and $21,000 resulted from our net interest margin dropping to 3.10% for the first three months of 2015 compared to 3.13% for the same period in 2014.
“The loan growth, securities gains and improvement in credit quality can be seen in our operating ratios,” Mr. Ward continued. “Our return on average assets was 1.16% for the first three months of 2015 compared to 0.95% for the first three months of 2014, and our return on average tangible common equity was 12.63% compared to 11.51% for the same periods, respectively. At 56.79% for the first three months of 2015, the efficiency ratio remains well below the Bank’s UBPR peer group average which stood at 66.39% as of December 31, 2014.
“The First Bancorp’s price per share was $17.45 at March 31, 2015, down $0.64 from December 31, 2014 and with a total return of -3.54%. Despite this drop, we are trading at a very healthy 1.4 times tangible book value.” Mr. Ward noted. “This lagged the broad market, as measured by the S&P 500 with a total return of 0.95% for the period, and the banking industry, with total returns for the period of 1.50% for the KBW Regional Bank Index and 0.69% for the Nasdaq Bank Index.”
“After raising the dividend in 2013 for the first time in more than five years, the Board of Directors raised the dividend by one cent in the second quarter of 2014 to 21 cents per share per quarter, and maintained the dividend at this level in the first quarter of 2015,” President McKim commented. "With improved credit quality and other key metrics, increasing dividends is consistent with the overall performance we have seen over the past year. Our generous dividend continues to be one of the major reasons people invest in our stock, especially with a dividend payout ratio of 53.85% and an annualized dividend yield of 4.81% based on the quarter-end closing price of $17.45 per share. “After several years of low loan demand, it is refreshing to see the increase in the loan portfolio in the first quarter and over the past year,” President McKim concluded. “The local economy has rebounded considerably in the past year, and the impact of this can be seen in our operating results. I am pleased we were able to take advantage of interest rate volatility to book securities gains and reduce interest rate risk. All of this contributes to our ability to continue to share our operating results with our shareholders in the form of higher cash dividends.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	March 31, 2015	December 31, 2014	March 31, 2014
Assets
Cash and due from banks	$13,855	$13,057	$13,894
Interest-bearing deposits in other banks	336	3,559	2,935
Securities available for sale	156,317	185,261	305,700
Securities to be held to maturity	262,455	275,919	182,853
Restricted equity securities, at cost	13,912	13,912	13,912
Loans held for sale	—	—	56
Loans	939,169	917,564	868,914
Less allowance for loan losses	10,196	10,344	11,655
Net loans	928,973	907,220	857,259
Accrued interest receivable	5,724	4,748	5,962
Premises and equipment	22,270	22,619	23,239
Other real estate owned	2,899	3,785	4,934
Goodwill	29,805	29,805	29,805
Other assets	22,286	22,246	25,568
Total assets	$1,458,832	$1,482,131	$1,466,117
Liabilities
Demand deposits	$100,939	$113,133	$94,260
NOW deposits	199,099	199,977	158,278
Money market deposits	101,292	98,607	89,382
Savings deposits	167,338	165,601	149,076
Certificates of deposit	137,166	184,471	230,762
Certificates $100,000 to $250,000	210,657	221,892	278,185
Certificates $250,000 and over	50,334	41,138	46,027
Total deposits	966,825	1,024,819	1,045,970
Borrowed funds	312,576	279,916	253,519
Other liabilities	15,915	15,842	14,212
Total Liabilities	1,295,316	1,320,577	1,313,701
Shareholders' equity
Common stock	107	107	107
Additional paid-in capital	59,286	59,282	58,600
Retained earnings	101,736	99,816	95,288
Net unrealized gain/(loss) on securities available-for-sale	2,579	2,522	(1,767)
Net unrealized loss on transferred securities	(67)	(48)	—
Net unrealized gain/(loss) on postretirement benefit costs	(125)	(125)	188
Total shareholders' equity	163,516	161,554	152,416
Total liabilities & shareholders' equity	$1,458,832	$1,482,131	$1,466,117
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,734,419	10,724,359	10,703,272
Book value per common share	$15.23	$15.06	$14.24
Tangible book value per common share	$12.43	$12.25	$11.40

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the three months ended March 31,
In thousands of dollars, except per share data	2015	2014
Interest income
Interest and fees on loans	$8,855	$8,578
Interest on deposits with other banks	5	2
Interest and dividends on investments	3,505	4,043
Total interest income	12,365	12,623
Interest expense
Interest on deposits	1,443	1,825
Interest on borrowed funds	1,220	1,087
Total interest expense	2,663	2,912
Net interest income	9,702	9,711
Provision for loan losses	500	400
Net interest income after provision for loan losses	9,202	9,311
Non-interest income
Investment management and fiduciary income	541	517
Service charges on deposit accounts	579	619
Net securities gains	1,395	36
Mortgage origination and servicing income	197	194
Other operating income	946	966
Total non-interest income	3,658	2,332
Non-interest expense
Salaries and employee benefits	3,720	3,697
Occupancy expense	645	612
Furniture and equipment expense	770	697
FDIC insurance premiums	230	265
Amortization of identified intangibles	25	82
Other operating expense	1,875	1,899
Total non-interest expense	7,265	7,252
Income before income taxes	5,595	4,391
Applicable income taxes	1,420	963
Net Income	$4,175	$3,428
Basic earnings per share	$0.39	$0.32
Diluted earnings per share	$0.39	$0.32

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the three months ended March 31,
Dollars in thousands, except for per share amounts	2015	2014

Summary of Operations
Interest Income	$12,365	$12,623
Interest Expense	2,663	2,912
Net Interest Income	9,702	9,711
Provision for Loan Losses	500	400
Non-Interest Income	3,658	2,332
Non-Interest Expense	7,265	7,252
Net Income	4,175	3,428
Per Common Share Data
Basic Earnings per Share	$0.39	$0.32
Diluted Earnings per Share	0.39	0.32
Cash Dividends Declared	0.210	0.200
Book Value per Common Share	15.23	14.24
Tangible Book Value per Common Share	12.43	11.40
Market Value	17.45	16.30
Financial Ratios
Return on Average Equity (a)	10.32%	9.19%
Return on Average Tangible Common Equity (a)	12.63%	11.51%
Return on Average Assets (a)	1.16%	0.95%
Average Equity to Average Assets	11.26%	10.29%
Average Tangible Equity to Average Assets	9.19%	8.22%
Net Interest Margin Tax-Equivalent (a)	3.10%	3.13%
Dividend Payout Ratio	53.85%	62.50%
Allowance for Loan Losses/Total Loans	1.09%	1.34%
Non-Performing Loans to Total Loans	1.10%	1.63%
Non-Performing Assets to Total Assets	0.91%	1.30%
Efficiency Ratio	56.79%	55.90%
At Period End
Total Assets	$1,458,832	$1,466,117
Total Loans	939,169	868,914
Total Investment Securities	432,684	502,465
Total Deposits	966,825	1,045,970
Total Shareholders' Equity	163,516	152,416
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2015 and 2014.

	For the three months ended
In thousands of dollars	March 31, 2015	March 31, 2014
Net interest income as presented	$9,702	$9,711
Effect of tax-exempt income	783	921
Net interest income, tax equivalent	$10,485	$10,632
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	March 31, 2015	March 31, 2014
Non-interest expense, as presented	$7,265	$7,252
Net interest income, as presented	9,702	9,711
Effect of tax-exempt income	783	921
Non-interest income, as presented	3,658	2,332
Effect of non-interest tax-exempt income	45	45
Net securities gains	(1,395)	(36)
Adjusted net interest income plus non-interest income	$12,793	$12,973
Non-GAAP efficiency ratio	56.79%	55.90%
GAAP efficiency ratio	54.38%	60.22%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	March 31, 2015	March 31, 2014
Average shareholders' equity as presented	$164,142	$151,217
Less preferred stock	—	—
Less intangible assets	(30,151)	(30,461)
Tangible average shareholders' equity	$133,991	$120,756

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.